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                                    CDI CORP.

                      1998 NON-QUALIFIED STOCK OPTION PLAN


        1. Purpose. The purpose of this Plan is to provide an effective method of compensating employees, consultants and directors of the Company, to align the interests of such individuals with the interests of the Company's shareholders and, accordingly, to provide financial rewards which will allow the Company to (i) attract and retain management personnel of outstanding ability, (ii) strengthen the Company's capability to develop, maintain and direct a highly skilled and motivated management team, (iii) provide an effective means for selected management personnel to acquire and maintain ownership of CDI Stock, (iv) motivate selected management personnel to achieve long-range performance goals and objectives, and (v) provide incentive compensation opportunities competitive with those of other major corporations.

        2.        Definitions.

                  (a) "Agreement" means a Stock Option Agreement, which is a written confirmation furnished to an Optionee of the grant of an Option under the Plan.

                  (b) "Board" means the board of directors of CDI Corp.

                  (c) "Cause" shall be deemed to exist, with respect to Independent Directors, only if the Board determines, in accordance with CDI Corp.'s by-laws, that grounds exist for the removal of the director. With respect to Eligible Employees and Eligible Consultants, Cause shall have the same meaning as is set forth in his or her engagement or employment agreement with the Company. If there is no such agreement, then Cause shall mean any of the following:

                        (i) rendering services while under the influence of alcohol or illegal drugs;

                        (ii) performing any act of dishonesty in rendering services to the Company, including falsification of records, expense accounts or other reports;

                        (iii) conviction, whether by judgment or plea, of any crime which constitutes a felony or which constitutes a misdemeanor involving violence, fraud, embezzlement, or theft;

                        (iv)    violation of any law or agreement which
                                results in the entry of a judgment or order
                                enjoining or preventing Optionee from such
                                activities as are essential for Optionee to
                                perform services for the Company;
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                        (v)     violation of any of the Company's policies which
                                provide for termination of employment as a possible consequence of such violation;

                        (vi) engaging in conduct which is injurious (other than to an immaterial extent) to the Company;

                        (vii) the Company's receipt of reliable information from any source of an Optionee's entering into or intending to enter into competition with the Company; or

                        (viii) refusal to perform such duties as may be delegated or assigned to the Optionee, consistent with the Optionee's position, by his or her supervisor.

                (d) "CDI Stock" means common stock, par value at $0.10 per share, of CDI Corp.

                (e) "Committee" means the CDI Corp. Compensation Committee or its successor.

                (f) "Company", as the context requires, means CDI Corp., CDI Corp. and its Subsidiary Companies or the individual Subsidiary Company which employs or retains an Optionee.

                (g) "Date of Exercise" means the date on which notice of exercise of an Option is delivered to the Treasurer of CDI Corp.

                (h) "Date of Grant" means the date on which an Option is granted.

                (i) "Effective Date" means January 1, 1998.

                (j) "Eligible Consultant" means an individual who performs consulting services for the Company as an independent contractor or through a corporation of which the individual is the sole owner, and who is designated as eligible to participate in the Plan by the Committee.

                (k) "Eligible Employee" means an employee or a group of employees identified by job classification of the Company who has been designated as eligible to participate in the Plan by the Committee.

                (l) "Eligible Director" means any Independent Director.

                (m) "Fair Market Value" means the closing price of actual sales of CDI Stock on the New York Stock Exchange composite tape on a given date or, if there are no such sales on such date, the closing price of CDI Stock on such Exchange on the last preceding date on which there was a sale.


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                (n)  "Independent Director" means any director of CDI Corp. who is not an employee of the Company.

                (o) "Option" means a non-qualified stock option to purchase CDI Stock granted under the Plan.

                (p) "Optionee" means a person to whom an Option has been granted under the Plan.

                (q) "Personal Representative" means the person or persons who, upon the death or Total and Permanent Disability of an Optionee, shall have acquired by will or by the laws of descent and distribution or by other legal proceedings the right to exercise an Option granted to such Optionee.

                (r) "Plan" means the CDI Corp. 1998 Non-Qualified Stock Option Plan.

                (s) "Retainer Fee" means the annual retainer fee payable to Independent Directors for their service as directors of CDI Corp. during a Retainer Fee Year. A Retainer Fee does not include attendance or committee fees.

                (t) "Retainer Fee Option" means an Option granted to an Eligible Director in full or partial payment of such Eligible Director's Retainer Fee pursuant to Paragraph 6.

                (u) "Retainer Fee Year" means the one year period between consecutive annual meetings of the shareholders of CDI Corp.

                (v) "Retirement" means an Optionee's leaving the employ of the
Company:

                        (i) on or after the date that the Optionee satisfies one
                            of the following combinations of age and years of service with the Company:

                             -- 60 years of age and 20 years of service;

                             -- 62 years of age and 15 years of service; or

                             -- 65 years of age and 5 years of service.

                        (ii) at such earlier date as may be approved by the
                             Committee, in its sole discretion.

                (w) "Subsidiary Company" means any corporation controlled by CDI Corp. or by a subsidiary controlled by CDI Corp.("control" having the meaning set forth in Section 368(c) of the Internal Revenue Code or corresponding provisions of successor laws), provided that if the corporation is controlled by a subsidiary of CDI

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Corp., either CDI Corp. must own 100% of the stock of the subsidiary or the subsidiary must own 100% of the stock of the corporation.

                (x) "Termination Date" means, unless otherwise determined by the Committee, the earliest of the following:

                        (i    ten years following the Date of Grant;

                        (ii) in the event an Optionee's employment or engagement with the Company is terminated by the Company for Cause, the date of such termination;

                        (iii) in the event an Optionee's employment or
                              engagement with the Company is terminated through the Optionee's resignation or by the Company for reasons other than for Cause, two weeks following the date of such termination; or

                        (iv) in the event an Optionee's employment or engagement with the Company is terminated as a result of the Optionee's death, Total and Permanent Disability or Retirement, six months following such event.

                (y) "Total and Permanent Disability" means a medically determinable disability of a permanent nature as a result of which an Optionee is entitled to receive and is receiving disability benefits under the Social Security Act.

        3. CDI Stock Subject to the Plan. Not more than 1,600,000 shares of CDI Stockmay be delivered, in the aggregate, pursuant to the exercise of Options under the Plan and the exercise of options under the CDI Corp. Non-Qualified Stock Option and Stock Appreciation Rights Plan. The CDI Stock delivered under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for the purpose. When an Option is granted, the number of shares of CDI Stock subject to such Option shall be reserved for issuance out of the shares of CDI Stock remaining available for issuance under the Plan. If Options granted under the Plan terminate or expire without being exercised in whole or in part, other Options may be granted covering the shares of CDI Stock not delivered. No individual shall be eligible to receive, in any one calendar year, Options with respect to more than 500,000 shares of CDI Stock (which number is subject to adjustment as provided in Paragraph 14 hereof).

        4. Rights to be Granted. Non-qualified stock options, which give the Optionee the right for a specified time period to purchase a specified number of shares of CDI Stock at a specified price shall be granted under the Plan, subject to the discretion of the Committee.

        5. Administration. The Plan shall be administered by the Committee. The Committee shall have all necessary powers to administer the Plan, including, without limitation, the authority to determine the term and vesting schedule of Options or holding period, if any, applicable to shares of CDI Stock received pursuant to the exercise of an Option.

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                                                                              63

The Committee will be composed entirely of persons who are both an "Outside Director" (as such term is defined or interpreted for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended) and an "Independent Director" (as such term is defined or interpreted for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended). Except with respect to Retainer Fee Options, the Committee may determine from time to time which eligible persons shall be granted Options under the Plan, the number of shares of CDI Stock to be subject to the Option in each case and the other substantive provisions of each Option. However, any Options, other than Retainer Fee Options, granted to a member of the Board must also be approved by a majority of the Board not including the recipient.

        6.   Retainer Fee Options.

             (a) All or a portion of the Retainer Fee payable to Eligible Directors may, at the election of the Director, be paid in the form of Options. Prior to the beginning of each Retainer Fee Year, each Eligible Director may elect to receive Options in lieu of all or a portion of the cash Retainer Fee that such Director would otherwise be paid for his/her service as a Director during such Retainer Fee Year. On the first business day of each Retainer Fee Year each Director who has made such an election will be granted an Option for that number of shares of CDI Stock which will result in the Option having the value chosen by the Director, using a Black-Scholes valuation as of such date of grant. Such number of shares will be subject to adjustment as provided in Paragraph 14.

             (b) The Committee may determine from time to time the terms of the Retainer Fee Options, provided such terms are consistent with the terms of the Plan. Unless otherwise determined by the Committee, (i) Retainer Fee Options shall vest (and therefore will be exercisable) upon the completion of the Retainer Fee Year for which the Retainer Fee Options have been granted, (ii) if an Eligible Director ceases to be a member of the Board for any reason, unvested Retainer Fee Options shall expire and be unexercisable and the portion of the Eligible Director's Retainer Fee earned as of the date of cessation that is represented by such unvested Retainer Fee Options shall be paid in cash and
(iii) vested Retainer Fee Options will not terminate until the expiration of the options' full terms notwithstanding an earlier termination of a Director's service as a Director of the Company.

        7. Eligibility. The Committee may, from time to time, subject to the provisions of the Plan and such terms and conditions as the Committee may prescribe, award Options to any Eligible Employee or Eligible Consultant. Only Eligible Directors shall be eligible to receive Retainer Fee Options pursuant to Paragraph 6.

        8.   Option Exercise Price.

             (a) The price at which CDI Stock may be purchased on exercise of an Option shall be determined in each case by the Committee, but may not be less than 100% of the Fair Market Value of the CDI Stock on the last trading date immediately preceding the Date of Grant; provided, however, that the price at which CDI Stock may
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be purchased on exercise of a Retainer Fee Option shall be the Fair Market Value of CDI Stock on the last trading day immediately preceding the Date of Grant.

             (b) Upon exercise of any Option granted pursuant to the Plan, the Optionee shall pay the Option price in cash or, in whole or in part, through the transfer to the Company of shares of CDI Stock that have been held by the Optionee for at least six months. In the event such Option price is paid in whole or in part with shares of CDI Stock, the portion of the Option price so paid shall be equal to the Fair Market Value of CDI Stock on the last trading day immediately preceding such date of exercise.

        9.   Issuance of Certificates; Payment of Cash.

             (a) Upon payment of the Option price and satisfaction of the tax payment obligation set forth in Paragraph 9(b), a certificate for the number of whole shares of CDI Stock to which the Optionee is entitled shall be delivered to such Optionee by CDI Corp.

             (b) The Company shall not issue or transfer CDI Stock upon exercise of an Option until the Option price is fully paid and the tax withholding obligations with respect to the exercise of the Option have been satisfied. The Optionee may satisfy any statutory amounts required to be withheld under applicable federal, state and local income, payroll, social security and similar tax laws in effect from time to time by remitting the required amount of cash to the Company or by electing to have the Company withhold that number of shares of CDI Stock being purchased through the exercise of the Option which have a Fair Market Value equal to the amount of tax to be paid.

        10. Term. Unless otherwise determined by the Committee, Options granted under the Plan shall not be exercisable after the Termination Date.

        11. Vesting. Unless otherwise determined by the Committee, Options granted under the Plan will vest as follows:

             (a) Subject to the accelerated vesting provision of Paragraph 11(b), Options will vest at the rate of 20% per year on each of the first five anniversaries of the Date of Grant;

             (b) If an Optionee's employment with the Company terminates as a result of the Optionee's Retirement, death or Total and Permanent Disability, the Option will vest as to all unvested shares as of the date of such event.

        12. Exercise of Options. Unless otherwise determined by the Committee, the vested portion of an Option may be exercised in whole or in part during its term, but only as to whole shares, provided that an Option shall be exercisable only by an Optionee during his lifetime, by his Personal Representative in the event of the Optionee's death or Total and Permanent Disability, or by any permitted transferee under Paragraph 13.

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        13. Transferability of Options. No Option may be transferred, in whole or in part, unless the Option is transferred (i) by will or the applicable laws of descent and distribution, or (ii) to the extent allowed under the terms of the Agreement, to the spouse or descendant of an Optionee or to a trust for the benefit of the spouse or descendant of an Optionee.

        14. Adjustment on Change in Capitalization. In case the number of outstanding shares of CDI Stock is changed as a result of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights or other similar corporate change, and unless the Board determines otherwise, there shall be an automatic adjustment in (a) the aggregate number of shares of CDI Stock which may be issued under the Plan, (b) the per individual annual limitation set forth in Paragraph 3 above, and (c) the number of shares of CDI Stock subject to, and the Option price of, any then outstanding Options.

        15. Certain Corporate Transactions. If during the term of any Option, CDI Corp. or any Subsidiary Company shall be merged into or consolidated with or otherwise combined with or acquired by another person or entity, or there is a divisive reorganization or a liquidation or partial liquidation of CDI Corp., CDI Corp. may (but shall not be required to) take any of the following courses of action:

            (a) Not less than 10 days nor more than 60 days prior to any such transaction, all Optionees shall be notified that their Options shall expire on the 10th day after the date of such notice, in which event all Optionees shall have the right to exercise all of their Options prior to such new expiration date; or

            (b) CDI Corp. shall provide in any agreement with respect to any such merger, consolidation, combination or acquisition that the surviving, new or acquiring corporation shall grant options to the Optionees to acquire shares in such corporation provided that the excess of the fair market value of the shares of such corporation immediately after the consummation of such merger, consolidation, combination or acquisition over the option price, shall not be less than the excess of the Fair Market Value of CDI Stock over the exercise price of Options, immediately prior to the consummation of such merger, consolidation, combination or acquisition; or

            (c) CDI Corp. shall take such other action as the Board shall determine to be reasonable under the circumstances in order to permit Optionees and Eligible Directors to realize the value of rights granted to them under the Plan.

        16. Plan Not to Affect Relationship With the Company. Neither the Plan nor any Option shall confer upon any person any right to continue in the service of the Company.

        17. Cancellation of Options and Repayment of Gains. Notwithstanding any other provision of this Plan, the Board may, in its sole discretion and to the extent allowed in an Optionee's Agreement, cancel the outstanding Options held by such Optionee and/or require the Optionee to pay to the Company an amount equal to any


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gains derived from the exercise of any Options previously granted to and exercised by such Optionee if the Board, in its sole discretion, determines that such Optionee has entered into or intends to enter into competition with any member of the Company.

        18. Shareholder Rights and Privileges. An Optionee shall have no rights as a shareholder with respect to any shares of CDI Stock covered by an Option until the issuance of a stock certificate to the Optionee representing such shares.

        19. Amendment. The Board may at any time terminate the Plan or make such changes therein as it shall deem advisable. No outstanding Option shall be affected by any such amendment without the written consent of the Optionee or other person then entitled to exercise such Option.

        20. Securities Laws. The Committee shall make each grant under the Plan subject to such conditions as shall cause both the grant and exercise of an Option to comply with the then-existing requirements of Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

        21. Performance-Based Compensation. Unless otherwise provided by the Committee in its discretion, it is intended that all compensation income recognized by Eligible Employees as the result of the exercise of Options, or the disposition of CDI Stock acquired on exercise of Options, shall be considered performance-based compensation excludable from such Eligible Employee's "applicable employee remuneration" pursuant to section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended.

        22. General. Each Option granted shall be evidenced by an Agreement containing such terms and conditions not inconsistent with the Plan as the Committee may determine. The issuance of CDI Stock on the exercise of an Option shall be subject to all of the applicable requirements of the Pennsylvania Business Corporation Law and other applicable laws. Among other things, an Optionee may be required to deliver an investment representation to the Company in connection with any exercise of an Option or to agree to refrain from selling or otherwise disposing of the CDI Stock acquired for a specified period of time.